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                                                                      EXHIBIT 12

                          ADVANCED RADIO TELECOM CORP.
               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
  FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995
                                  (UNAUDITED)

Net loss applicable to Common Stock.........................................  $  2,981,073
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  Shares:
    Weighted average number of shares of Common Stock outstanding at
     December 31, 1995......................................................    15,919,596(1)
                                                                              --------------
                                                                              --------------
Net loss per share of Common Stock..........................................  $        .19
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Pro Forma:
  Shares:
    Weighted average number of shares of Common Stock outstanding at
     December 31, 1995 for primary computation..............................
    Issuances of shares of Serial Preferred Stock, including anti-dilutive shares, subsequent to December 31, 1995 as converted into shares of
     Common Stock...........................................................
    Issuance of anti-dilutive shares of Common Stock subsequent to December
     31, 1995...............................................................
    Conversion of shares of Serial Preferred Stock outstanding at December
     31, 1995 into shares of Common Stock...................................
    Options and warrants issued and outstanding at December 31, 1995 and issued subsequent to December 31, 1995.................................
  Pro forma weighted average number of shares of Common Stock...............              (2)
                                                                              --------------
                                                                              --------------
Pro forma net loss per share of Common Stock................................  $
                                                                              --------------
                                                                              --------------

Pro Forma As Adjusted
  Shares:
    Pro forma weighted average number of shares of Common Stock.............
    Common Stock and warrants issued in connection with the Offerings.......
  Pro forma as adjusted weighted average number of shares of Common Stock...              (2)
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Pro forma as adjusted net loss per share of Common Stock....................  $
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(1)  The weighted average  number of shares  of Common Stock  exclude all common stock equivalents which are anti-dilutive.

(2) The Securities  and Exchange Commission  requires that potentially  dilutive instruments  issued  within  one year  prior  to a  proposed  initial public offering at exercise prices below the expected initial public offering price must be treated as outstanding for the entire period presented. The weighted average number of shares of Common Stock on  a pro forma and on a pro  forma as  adjusted basis  reflect those potentially  dilutive instruments assuming the sale of  shares of  Common Stock offered  in the  Common Stock  Offering
    based on an assumed initial public offering price of $     per share.